Exhibit 99.2

Legacy Reserves LP

303 W. Wall St., Suite 1800

Midland, Texas 79701

NOTICE OF SPECIAL MEETING OF UNITHOLDERS

The undersigned hereby appoints Micah C. Foster and James Daniel Westcott, each of them, any one of whom may act without joinder of the other, with full power of substitution, resubstitution and ratification, attorneys and proxies of the undersigned to vote all units representing limited partnership interests of Legacy Reserves LP which the undersigned is entitled to vote at the special meeting of unitholders to be held at [                                        ] on [                ] at [    ] a.m., local time, and at any adjournment or postponement thereof, in the manner stated herein as to the matters set forth in the Notice of Special Meeting of Unitholders, and in their discretion on any other matter that may properly come before the meeting.

The GP Board has unanimously determined that the Merger Agreement and the Merger are advisable, fair to and in the best interests of the Partnership and the unitholders of the Partnership and has unanimously approved and adopted the Merger Agreement and the Merger.

The GP Board unanimously recommends that the unitholders of the Partnership vote FOR the approval of the Merger Agreement, FOR the approval of the classification of the Board of Directors of New Legacy, FOR the approval of the new equity incentive plan, FOR the compensation payments to named executive officers of the Partnership in connection with the Corporate Reorganization and FOR the adjournment of the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

▲  TO VOTE BY MAIL, PLEASE DETACH HERE  ▲

Please mark vote as indicated in this example	☒	THE GP BOARD UNANIMOUSLY RECOMMENDS THAT THE UNITHOLDERS OF THE PARTNERSHIP VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT, FOR THE APPROVAL OF THE CLASSIFICATION OF THE BOARD OF DIRECTORS OF NEW LEGACY, FOR THE APPROVAL OF THE NEW EQUITY INCENTIVE PLAN, FOR THE COMPENSATION PAYMENTS TO NAMED EXECUTIVE OFFICERS OF THE PARTNERSHIP IN CONNECTION WITH THE CORPORATE REORGANIZATION AND FOR THE ADJOURNMENT OF THE SPECIAL MEETING

1.  To approve the Amended and Restated Agreement and Plan of Merger, dated July 9, 2018, by and among Legacy Reserves LP (the “Partnership”), Legacy Reserves Inc. (“New Legacy”), Legacy Reserves Merger Sub LLC (“Merger Sub”), and Legacy Reserves GP, LLC, pursuant to which Merger Sub will be merged with and into the Partnership, with the Partnership continuing as the surviving entity and a wholly owned subsidiary of New Legacy.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.  To approve the classification of the Board of Directors of New Legacy in accordance with the Amended and Restated Certificate of Incorporation of New Legacy, to be in effect following the consummation of the Corporate Reorganization (the “Corporate Reorganization”) as described in the Registration Statement on Form S-4 (File No. 333-224182).

FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To approve the Legacy Reserves Inc. 2018 Omnibus Incentive Plan, to be in effect following the consummation of the Corporate Reorganization.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.  To approve, on an advisory, non-binding basis, the compensation payments that may be paid or become payable to the Partnership’s named executive officers in connection with the Corporate Reorganization.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.  To approve any proposal that may be presented to adjourn the special meeting to a later date or dates to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1 above.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:	2018

(Signature of Unitholder)

(Signature of Unitholders, if held jointly)

(Title, if any)
When shares are held jointly, joint owners should each sign. Please sign exactly as your name appears on this proxy. Executors, administrators, trustees, etc., should indicate the capacity in which signing. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, given full title as such. If the signer is a partnership, please sign in the partnership’s name by an authorized person.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

▲  TO VOTE BY MAIL, PLEASE DETACH HERE  ▲

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail.

VOTE BY INTERNET:	The web address is proxyvoting.com/LGCY. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

Call « « Toll Free « « On a Touch-Tone Telephone

1-800-730-9103

There is NO CHARGE to you for this call

OPTION A:	You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

OPTION B:

If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Participants.

THANK YOU FOR VOTING.
CONTROL NUMBER for Telephone/Internet Voting